Exhibit 8.1

Subsidiaries of Registrant as of March 31, 2003

Name of the Subsidiaries	State or Jurisdiction of Incorporation	Other Names under which such Subsidiary does business	Ownership Interest
WaferTech, LLC	Delaware, U.S.A.	None	99.996%